UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2022

EVO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40029	85-4030703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Stateline Road

Crystal Bay, Nevada 89402

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (775) 624-9360

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	EVOJU	The Nasdaq Stock Market LLC
Shares of Class A common stock included as part of the units	EVOJ	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the units	EVOJW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On October 18, 2022, Evo Acquisition Corp. (“Evo”), a special purpose acquisition company incorporated in Delaware, announced the execution of a definitive business combination agreement (the “Business Combination Agreement”) with 20Cube Logistics Pte. Ltd. (“20Cube”), a Singapore-based software-enabled international supply chain orchestrator, for a proposed business combination (the “Business Combination”) between Evo and 20Cube. Pursuant to the Business Combination Agreement, the parent company of the combined company following the consummation of the Business Combination will be a new Singapore holding company to be called 20Cube Logistics Solutions Ltd.

A copy of the press release with respect to the Business Combination is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release, dated October 18, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evo Acquisition Corp.

	By:	/s/ Richard Chisholm
Name: Richard Chisholm
Title: Chief Executive Officer

Dated: October 18, 2022